Exhibit 107.1
CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Atlassian Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.00001 per share, reserved for issuance under the Amended and Restated 2015 Share Incentive Plan	Rule 457(c) and Rule 457(h)	7,977,206(2)	$140.02(3)	$1,116,968,384.12	$147.60 per $1,000,000	$164,864.53
	Total Offering Amounts		7,977,206		$1,116,968,384.12		$164,864.53
	Total Fees Offset						$0.00
	Net Fee Due						$164,864.53

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.00001 per share, of the Registrant (the “Class A Common Stock”) which become issuable under the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan (the “Plan”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)
Represents shares of the Registrant’s Class A Common Stock that were automatically added to the Class A Common Stock authorized for issuance under the Plan on July 1, 2024 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, the number of shares of Class A Common Stock reserved for issuance under the Plan automatically increases on July 1st of each year by 5% of the total number of shares of the Class A Common Stock outstanding on June 30th of the preceding fiscal year, or a lesser number of shares as determined by the Registrant’s board of directors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of $140.02 per share, which represents the average of the high and low prices of the Registrant’s Class A Common Stock as reported by The Nasdaq Global Select Market on August 9, 2024.